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                                                                   EXHIBIT 99.12

      DESCRIPTION OF CONVERTIBLE PREFERRED STOCK OF DOBSON COMMUNICATIONS

     The following is a summary of certain provisions of Dobson Communications' Series F Convertible Preferred Stock, which Dobson Communications refers to in this section as the convertible preferred stock. As used in this section, the term "Dobson Communications" refers to Dobson Communications Corporation, and not to any of its subsidiaries.

GENERAL

     Under Dobson Communications' Amended and Restated Certificate of Incorporation, Dobson Communications' Board of Directors is authorized, without further stockholder action, to issue up to 6,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, as will be set forth in the resolutions providing for the issue of any such series of preferred stock. Dobson Communications currently has 4,895,222 shares of preferred stock that are undesignated. As of June 20, 2003, Dobson Communications had:

     - 661,006 shares of preferred stock designated as 12.25% senior exchangeable preferred stock, of which 354,098 shares were outstanding;

     - 403,772 shares of preferred stock designated as 13% senior exchangeable preferred stock, of which 183,601 shares were outstanding; and

     - 40,000 shares of preferred stock designated as class E preferred stock, none of which were outstanding.

     In connection with the Restructuring, Dobson Communications has authorized the issuance of up to 1,900,000 shares of the convertible preferred stock.

     When issued, the convertible preferred stock, any class A common stock issued upon the conversion of the convertible preferred stock and any convertible preferred stock that Dobson Communications elects to pay as a dividend will be fully paid and nonassessable. The holders of the convertible preferred stock will have no preemptive or preferential right to purchase or subscribe to Dobson Communications' capital stock, obligations, warrants or any of its other securities of any class.

     If the Restructuring is consummated pursuant to the Exchange Offers, the shares of convertible preferred stock will constitute "restricted securities" and will not be permitted to be offered or sold except pursuant to an effective registration statement under the Securities Act, or an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. These shares of convertible preferred stock will bear legends indicating such restrictions on transfer. To the extent that the shares of convertible preferred stock are "restricted securities," any shares of class A common stock issuable upon conversion of, and any shares of convertible preferred stock to be issued as dividends on, such convertible preferred stock will constitute "restricted securities." To the extent that the shares of convertible preferred stock have been registered under the Securities Act and are otherwise unrestricted, any shares of class A common stock issuable upon conversion of, and any shares of convertible preferred stock to be issued as dividends on, such convertible preferred stock will be as well. Accordingly, if the Restructuring is consummated through the Exchange Offers, Dobson Communications has agreed to file promptly, and in any event within 20 days of the consummation of the Exchange Offers, and will undertake to have declared effective promptly, and in any event within 120 days of the consummation of the Exchange Offers, a shelf registration statement with the SEC covering resales of the shares of its convertible preferred stock, shares of its class A common stock issuable upon conversion of the convertible preferred stock and any shares of convertible preferred stock that may be issued as dividends on the convertible preferred stock, which will remain effective for a period of 24 months, unless extended in the sole discretion of Dobson Communications. If the Restructuring is consummated pursuant to the plan of reorganization, Dobson Communications has agreed to file a registration statement covering resales of shares of its convertible preferred stock, shares of its class A common stock issuable upon conversion of the convertible preferred stock and any shares of convertible preferred stock that

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may be issued as dividends on the convertible preferred stock to the extent the securities received pursuant to the plan of reorganization are not freely tradable.

     The transfer agent, registrar, redemption, conversion and dividend disbursing agent for shares of the convertible preferred stock and any class A common stock issued upon conversion thereof or as dividends in respect of the convertible preferred stock will be UMB Bank, N.A.

     The convertible preferred stock will be subject to optional redemption, as described below under "-- Optional Redemption," and mandatory redemption, as described below under "-- Mandatory Redemption."

RANKING; AMENDMENTS

     The convertible preferred stock will, with respect to dividend rights and rights upon Dobson Communications' liquidation, winding-up or dissolution, rank:

     - senior to Dobson Communications' classes of common stock, class E preferred stock, and each other class of capital stock or series of preferred stock established by Dobson Communications' Board of Directors after the original issue date of the convertible preferred stock (the "Issue Date"), the terms of which do not expressly provide that such class or series ranks senior to or on parity with the convertible preferred stock as to dividend rights or rights upon Dobson Communications' liquidation, winding-up or dissolution (collectively referred to as "Junior Stock");

     - on parity with Dobson Communications' 12.25% senior exchangeable preferred stock, 13% senior exchangeable preferred stock and any class of capital stock or series of preferred stock established by Dobson Communications' Board of Directors after the Issue Date, the terms of which expressly provide that such class or series will rank on parity with the convertible preferred stock as to dividend rights or rights upon Dobson Communications' liquidation, winding-up or dissolution (collectively referred to as "Parity Stock"); and

     - junior to each class of capital stock or series of preferred stock established after the Issue Date by Dobson Communications' Board of Directors, the terms of which expressly provide that such class or series will rank senior to the convertible preferred stock as to dividend rights or rights upon Dobson Communications' liquidation, winding-up or dissolution (collectively referred to as "Senior Stock").

     So long as any shares of convertible preferred stock remain outstanding, Dobson Communications may not authorize, increase the authorized amount of or issue any shares of any class or series of Senior Stock (or any security convertible into or exchangeable or exercisable for Senior Stock), or adopt amendments to its certificate of incorporation (which includes the certificate of designation for the convertible preferred stock) or by-laws that would alter or change the powers, preferences or special rights of the convertible preferred stock so as to affect the holders thereof adversely, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of convertible preferred stock. The certificate of designation will provide that, except as otherwise required by law, the authorization of, the increase in the authorized amount of or the issuance of any class or series of Parity Stock or Junior Stock does not require the consent of any holder of convertible preferred stock and is not deemed to alter or change the powers, preferences or special rights of the convertible preferred stock so as to affect the holders thereof adversely as to dividend rights or rights upon liquidation or otherwise. See "-- Voting Rights."

DIVIDENDS

     Holders of shares of convertible preferred stock will be entitled to receive, when, as and if declared by Dobson Communications' Board of Directors out of Dobson Communications' assets legally available therefor, dividends, which may be paid in cash or in additional shares of convertible preferred stock, at Dobson Communications' option as follows:

     - if Dobson Communications elects to pay dividends in cash on a Dividend Payment Date (as defined below), dividends will be paid at the annual rate per share of 6% of the liquidation preference of $178.571 per share of convertible preferred stock (equivalent to $10.714 per annum per share), or

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     - if Dobson Communications elects to pay dividends in additional shares of convertible preferred stock on a Dividend Payment Date (as defined below), dividends will be paid at the annual rate per share of 7% of the liquidation preference of $178.571 per share of convertible preferred stock (equivalent to $12.50 per annum per share), to be paid in additional fully paid and nonassessable shares of convertible preferred stock having an aggregate liquidation preference equal to the amount of such dividends.

     Dividends will be payable semi-annually in arrears, on April 15 and October 15 of each year, (each, a "Dividend Payment Date") commencing on the first Dividend Payment Date following the Issue Date. Dividends will be cumulative, and if dividends are not paid in either cash or shares of convertible preferred stock on a Dividend Payment Date, such dividends will accrue, whether or not such dividends are earned or declared or whether in any dividend period or periods there will be funds legally available for the payment of such dividends. Such accrued dividends will be computed for the unpaid period at the annual rate of 7% of the liquidation preference of $178.571 per share of convertible preferred stock on which dividends were not paid. Dividends will be payable from the most recent Dividend Payment Date or, in the case of the first dividend payable, from the Issue Date. Dividends payable on the convertible preferred stock for any period less than a full semi-annual dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dobson Communications refers to each period for which a dividend is payable as a dividend period.

     Each dividend will be payable to holders of record as they appear on Dobson Communications' stock records at the close of business on the record date designated by Dobson Communications' Board of Directors with respect to the relevant Dividend Payment Date, which may be not less than 10 nor more than 60 days prior to the Dividend Payment Date (the "Record Date").

     No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the convertible preferred stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of convertible preferred stock.

     If a partial dividend is declared with respect to any dividend period, it will be distributed on a pro rata basis with respect to the outstanding shares of the convertible preferred stock.

     The transfer agent will be authorized and directed in the certificate of designation to:

     - aggregate any fractional shares of Dobson Communications' convertible preferred stock that may be distributed as dividends;

     - sell them at the prevailing market price; and

     - distribute the proceeds to the holders of the convertible preferred stock in proportion to their respective interests.

     Dobson Communications will pay the expenses of the transfer agent with respect to any sale of the aggregated fractional shares, including brokerage commissions. If the sale by the transfer agent of the aggregated fractional interests would be restricted, Dobson Communications will agree with the transfer agent on other appropriate arrangements for the cash realization of fractional interests.

     Dividends that are in arrears and unpaid for any past dividend period and dividends in connection with any optional redemption pursuant to the provisions under "-- Optional Redemption" may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by Dobson Communications' Board of Directors.

     Dobson Communications will not declare, pay or set apart any sum for the payment of any dividend or other distribution in respect of any Parity Stock or Junior Stock, and will not (and will not permit any of its Subsidiaries to) redeem, purchase or otherwise acquire for any consideration any Parity Stock or Junior Stock (or any money paid to or made available for any sinking fund for the redemption of any Parity Stock or Junior Stock) unless Dobson Communications' Board of Directors has declared, and Dobson Communications has not failed to pay, a dividend on the convertible preferred stock in the full amount payable with respect to

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all previously ended dividend periods and the dividend period in which such payment of a dividend or other distribution in respect of, or redemption, purchase or acquisition of, any Parity Stock or Junior Stock would occur.

     Notwithstanding anything herein to the contrary, Dobson Communications may:

     - declare and pay dividends on Parity Stock which are payable solely in shares of Parity Stock or Junior Stock;

     - declare and pay dividends on Junior Stock which are payable solely in shares of Junior Stock;

     - declare and pay dividends on Parity Stock or Junior Stock by increasing the liquidation value of the Parity Stock or Junior Stock, as applicable;

     - repurchase, redeem or otherwise acquire Junior Stock in exchange for Junior Stock; or

     - repurchase, redeem or otherwise acquire Parity Stock in exchange for Parity Stock or Junior Stock.

     Dobson Communications' ability to declare and pay cash dividends and make other distributions with respect to its capital stock, including the convertible preferred stock, is limited by the terms of its outstanding indebtedness. In addition, Dobson Communications' ability to declare and pay dividends may be limited by applicable Oklahoma law.

OPTIONAL REDEMPTION

     The convertible preferred stock may not be redeemed at Dobson Communications' option prior to the second anniversary of the Issue Date. The convertible preferred stock may be redeemed for cash, in whole or in part, at Dobson Communications' option on or after the second anniversary of the Issue Date, at the redemption prices specified below (expressed as percentages of the liquidation preference thereof), in each case, together with accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) to the date of redemption, if redeemed during the 12-month period commencing on the identical calendar month and date as the Issue Date of each of the years set forth below; provided, however, that if the Issue Date is in 2004, then the percentages applying to years 2005, 2006 and 2007 set forth below will instead apply to years 2006, 2007 and 2008, respectively:

YEAR                                                          PERCENTAGE
----                                                          ----------
2005........................................................   106.00%
2006........................................................   103.00%
2007 and thereafter.........................................   100.00%

     To exercise the optional redemption right described above, Dobson Communications must give notice of the optional redemption to the holders of the convertible preferred stock called for redemption. Dobson Communications will give notice of the optional redemption:

     - by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the convertible preferred stock or Dobson Communications' class A common stock is listed or traded; and

     - by mail or publication (with subsequent prompt notice by mail).

     The optional redemption date will be a date on or after the second anniversary of the Issue Date selected by Dobson Communications (the "Optional Redemption Date") and will be no less than 45 nor more than 60 days after the date on which Dobson Communications mails such notice.

     In addition to any information required by applicable law or regulation, the notice of optional redemption will state, as appropriate:

     - the Optional Redemption Date;

     - the total number of shares of convertible preferred stock to be optionally redeemed;

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     - that each outstanding share of convertible preferred stock to be optionally redeemed will be redeemed at the applicable redemption price specified above, plus any accrued and unpaid dividends through the Optional Redemption Date;

     - that dividends on the convertible preferred stock to be optionally redeemed will cease to be payable on the Optional Redemption Date, unless Dobson Communications defaults in making payment of any cash payable upon optional redemption;

     - that your option to convert shares of convertible preferred stock into class A common stock will terminate at the close of business on the business day preceding the Optional Redemption Date (subject to any extension necessary to permit the expiration of any applicable waiting period under the HSR Act), unless Dobson Communications defaults in making payment of any cash payable upon optional redemption;

     - the conversion ratio then in effect; and

     - that you must surrender any convertible preferred stock certificates that Dobson Communications has called for redemption to Dobson Communications or the transfer agent.

     No optional redemption may be authorized or made unless, prior to giving the applicable redemption notice, all accumulated and unpaid dividends for periods ended prior to the date of such redemption notice will have been paid in cash or convertible preferred stock. In the event of partial redemptions of convertible preferred stock, the shares to be redeemed will be determined pro rata or by lot, as determined by Dobson Communications.

     On and after the Optional Redemption Date, dividends will cease to accrue on the convertible preferred stock called for optional redemption, and all rights of holders of such convertible preferred stock will terminate except for the right to receive the redemption price, plus any accrued and unpaid dividends through the Optional Redemption Date, unless Dobson Communications defaults in making payment of any cash payable upon optional redemption. The dividend payment with respect to the convertible preferred stock called for optional redemption on a date during the period between the close of business on any Record Date for the payment of dividends to the close of business on the corresponding Dividend Payment Date will be payable on such Optional Redemption Date to the record holder of such share on such Record Date.

     Your option to convert shares of convertible preferred stock into shares of class A common stock will terminate at the close of business on the business day preceding the Optional Redemption Date (subject to any extension necessary to permit the expiration of any applicable waiting period under the HSR Act), unless Dobson Communications defaults in making payment of any cash payable upon optional redemption.

     Dobson Communications' ability to redeem any shares of convertible preferred stock is, and may continue to be, limited by the terms of Dobson Communications' other financing arrangements and applicable law. Upon consummation of the Restructuring, Dobson Communications expects to be limited by the terms of the agreements governing its outstanding indebtedness from redeeming the convertible preferred stock.

MANDATORY REDEMPTION

     On but not before the 13th anniversary of the Issue Date (the "Mandatory Redemption Date"), subject to legal availability of funds therefor, Dobson Communications will be required to redeem all outstanding shares of convertible preferred stock at a redemption price in cash equal to the liquidation preference of the convertible preferred stock plus any accrued and unpaid dividends through the Mandatory Redemption Date. The certificate of designation for the convertible preferred stock will provide that Dobson Communications will take all actions required or permitted under Oklahoma law to permit the redemption.

     Your option to convert shares of convertible preferred stock into shares of class A common stock will terminate at the close of business on the business day preceding the Mandatory Redemption Date (subject to any extension necessary to permit the expiration of any applicable waiting period under the HSR Act), unless Dobson Communications defaults in making payment of any cash payable upon mandatory redemption.

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     Dobson Communications will give you notice of the mandatory redemption:

     - by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the convertible preferred stock or Dobson Communications' class A Common Stock is listed or traded; and

     - by mail or publication (with subsequent prompt notice by mail),

at least 45 but no more than 60 days in advance of the Mandatory Redemption
Date.

     In addition to any information required by applicable law or regulation, the press release and notice of mandatory redemption will state, as appropriate:

     - the Mandatory Redemption Date;

     - the total number of shares of convertible preferred stock to be mandatorily redeemed;

     - that each outstanding share of convertible preferred stock will be redeemed for an amount in cash equal to the liquidation preference of $178.571, plus any accrued and unpaid dividends through the Mandatory Redemption Date;

     - that dividends on the convertible preferred stock to be mandatorily redeemed will cease to be payable on the Mandatory Redemption Date, unless Dobson Communications defaults in making payment of any cash payable upon mandatory redemption;

     - that your option to convert shares of convertible preferred stock into class A common stock will terminate at the close of business on the business day preceding the Mandatory Redemption Date (subject to any extension necessary to permit the expiration of any applicable waiting period under the HSR Act), unless Dobson Communications defaults in making payment of any cash payable upon mandatory redemption;

     - the conversion ratio then in effect; and

     - that you must surrender any convertible preferred stock certificates to Dobson Communications or the transfer agent.

LIQUIDATION PREFERENCE

     In the event of Dobson Communications' voluntary or involuntary liquidation, winding-up or dissolution, each holder of convertible preferred stock will, subject to the prior rights of any holders of Senior Stock, be entitled to receive and to be paid out of Dobson Communications' assets available for distribution to Dobson Communications' stockholders, before any payment or distribution is made to holders of Junior Stock (including all classes of Dobson Communications' common stock and class E preferred stock), a liquidation preference in the amount of $178.571, plus any accrued and unpaid dividends on each share of convertible preferred stock to the date fixed for liquidation, winding-up or dissolution.

     If, upon Dobson Communications' voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference of the convertible preferred stock and all Parity Stock are not paid in full, the holders of the convertible preferred stock and the Parity Stock will share equally and ratably in any distribution of Dobson Communications' assets in proportion to the full liquidation preference and accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, the holders of the convertible preferred stock will have no right or claim to any of Dobson Communications' remaining assets. Neither the sale of all or substantially all of Dobson Communications' assets or business (other than in connection with the liquidation, winding-up or dissolution of Dobson Communications' business), nor Dobson Communications' merger or consolidation into or with any other person, will be deemed to be a voluntary or involuntary liquidation, winding-up or dissolution.

     The certificate of designation will not contain any provision requiring funds to be set aside to protect the liquidation preference of the convertible preferred stock, which has a par value of $1.00 per share.

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VOTING RIGHTS

     The holders of the convertible preferred stock have no voting rights except as described below and otherwise required by Oklahoma law from time to time.

     If dividends on the convertible preferred stock are in arrears and unpaid for two or more dividend periods (whether or not consecutive), the holders of the convertible preferred stock, voting as a single class will be entitled to elect two additional directors to Dobson Communications' Board of Directors. Upon the election of any additional directors, the number of directors that comprise Dobson Communications' Board of Directors will be increased by such number of additional directors. Such voting rights and the terms of the directors so elected will continue until such time as the dividend arrearage on the convertible preferred stock has been paid in full.

     In addition, so long as any shares of convertible preferred stock remain outstanding, Dobson Communications may not authorize, increase the authorized amount of or issue any shares of any class or series of Senior Stock (or any security convertible into or exchangeable or exercisable for Senior Stock), or adopt amendments to Dobson Communications' certificate of incorporation (which includes the certificate of designation for the convertible preferred stock) or by-laws that would alter or change the powers, preferences or special rights of the convertible preferred stock so as to affect the holders thereof adversely, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of convertible preferred stock. The certificate of designation will provide that, except as otherwise required by law, the authorization of, the increase in the authorized amount of or the issuance of any shares of any class or series of Parity Stock or Junior Stock does not require the consent of any holder of convertible preferred stock, and is not deemed to alter or change the powers, preferences or special rights of the convertible preferred stock so as to affect the holders thereof adversely.

     In all cases in which the holders of convertible preferred stock are entitled to vote, each share of convertible preferred stock will be entitled to one vote.

CONVERSION RIGHTS; CONVERSION RATIO

     Each share of convertible preferred stock will be convertible at your option at any time after the Issue Date into that number of shares of Dobson Communications class A common stock, which is calculated by dividing the liquidation preference per share of the convertible preferred stock, by the conversion price, rounding up or down to the nearest whole number of shares. The initial conversion price is $8.75, subject to adjustment as described below under "-- Conversion Price Adjustment" (such price or adjusted price being referred to as the "Conversion Price").

     Dobson Communications refers to the number of shares of class A common stock into which each share of convertible preferred stock may be converted at any time, based upon the Conversion Price, as the conversion ratio.

     Dobson Communications will give you notice of any change in the conversion ratio:

     - by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the convertible preferred stock or Dobson Communications' class A common stock is listed or traded; and

     - by mail or publication (with subsequent prompt notice by mail),

within ten days after the change of the conversion ratio.

     Your option to convert shares of convertible preferred stock into class A common stock will terminate at the close of business on the business day preceding the Optional Redemption Date (if your shares of convertible preferred stock are called for redemption on such date) or the Mandatory Redemption Date (subject, in each case, to any extension necessary to permit the expiration of any applicable waiting period under the HSR Act), unless Dobson Communications defaults in making payment of any cash payable upon optional redemption or mandatory redemption, as the case may be. See "-- Optional Redemption" and "-- Mandatory Redemption."

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     If a dividend is declared by Dobson Communications' Board of Directors for any dividend period, the holders of shares of convertible preferred stock at the close of business on a Record Date will be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following that Record Date. However, if the dividend payable on the Dividend Payment Date is payable in cash, shares of convertible preferred stock surrendered for conversion during the period between the close of business on the corresponding Record Date and the close of business on the business day immediately preceding the Dividend Payment Date must be accompanied by payment of an amount in cash equal to the cash dividend payable on such shares on that Dividend Payment Date. A holder of shares of convertible preferred stock on a Record Date who (or whose transferee) tenders any shares for conversion on the corresponding Dividend Payment Date will receive any dividend payable by Dobson Communications on the convertible preferred stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of convertible preferred stock for conversion.

FRACTIONAL SHARES

     No fractional shares of class A common stock or securities representing fractional shares of class A common stock will be issued upon conversion, whether voluntary or mandatory. Any fractional shares of class A common stock resulting from conversion will be rounded up or down to the nearest whole number and paid as full shares of class A common stock.

     Fractional shares of convertible preferred stock that may be distributed as dividends will be aggregated and sold at the prevailing market price by the transfer agent, and the proceeds of the sale will be distributed to the holders of the convertible preferred stock in proportion to their respective interests, as described above under "-- Dividends."

CONVERSION PRICE ADJUSTMENT

     The Conversion Price is subject to adjustment, in accordance with formulas that will be set forth in the certificate of designation, in certain events, including upon:

     - any payment of a dividend (or other distribution) payable in shares of one or more classes of Dobson Communications' common stock on any class of Dobson Communications' capital stock;

     - any issuance to all holders of one or more classes of Dobson Communications' common stock, of shares of one or more classes of Dobson Communications' common stock or rights, options or warrants entitling them to subscribe for or purchase shares of one or more classes of Dobson Communications' common stock or securities convertible into or exchangeable for shares of one or more classes of Dobson Communications' common stock at less than the Market Value for the period ending on the date of issuance; provided, however, that no adjustment will be made with respect to such a distribution if the holder of shares of convertible preferred stock would be entitled to receive such shares or rights, options or warrants upon conversion at any time of shares of convertible preferred stock into class A common stock; and provided however, that if such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur;

     - any issuance to any person of shares of one or more classes of Dobson Communications' common stock or rights, options or warrants entitling them to subscribe for or purchase shares of one or more classes of Dobson Communications' common stock or securities convertible into or exchangeable for shares of one or more classes of Dobson Communications' common stock (i) at less than 95% of the Market Value of such common stock, if such person is not an affiliate of Dobson Communications, or
       (ii) at less than the Market Value of such common stock, if such person is an affiliate of Dobson Communications, in each case, for the period ending on the date on which the price is determined for such issuance; provided, however, that no adjustment will be made with respect to such a distribution if the holder of shares of convertible preferred stock would be entitled to receive such shares or rights, options or warrants upon conversion at any time of shares of convertible preferred stock into class A Common Stock; and provided however, that if such rights, options or warrants are only exercisable

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

       upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur; and provided, further, that no adjustment will be made with respect to any option grant or any exercise thereof under any of Dobson Communications' employee benefit plans or stock option plans which are in existence as of the Issue Date or which are approved by Dobson Communications' Board of Directors at any time subsequent thereto;

     - any stock split, subdivision, combination or reclassification of one or more classes of Dobson Communications' common stock;

     - any dividend or distribution to all holders of shares of one or more classes of Dobson Communications' common stock (other than a dividend or distribution referred to in the second bullet-pointed clause above) made pursuant to any shareholder rights plan, "poison pill" or similar arrangement;

     - any distribution consisting of cash (excluding any cash portion of distributions referred to in the immediately preceding bullet-pointed clause above, or cash distributed upon a merger or consolidation to which the final paragraph of this subsection entitled "Conversion Price Adjustment" applies) to all holders of shares of one or more classes of Dobson Communications' common stock;

     - the completion of a tender or exchange offer made by Dobson Communications or any of its Subsidiaries for shares of one or more classes of Dobson Communications' common stock that involves an aggregate consideration per share in excess of the Market Value per share for the period ending on the date on which the tender or exchange offer was completed; or

     - a distribution to all holders of one or more classes of Dobson Communications' common stock consisting of evidences of indebtedness, shares of capital stock (other than Dobson Communication's common stock) or assets or property (including securities, but excluding those dividends, rights, options, warrants and distributions for which an adjustment to the Conversion Price is made in accordance with any of the bullet-pointed clauses above).

     No adjustment of the Conversion Price will be required to be made until the cumulative adjustments, whether or not made, amount to 1% or more of the Conversion Price as last adjusted. Dobson Communications reserves the right to make such reductions in the Conversion Price, in addition to those required in the foregoing provisions, as Dobson Communications considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event Dobson Communications elects to make such a reduction in the Conversion Price, Dobson Communications will comply with the requirements of securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

     The term "Market Value" means the average closing price of Dobson Communications' class A common stock for a five consecutive trading day period on the Nasdaq SmallCap Market (or such other national securities exchange or automated quotation system on which the class A common stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, an amount determined in good faith by Dobson Communications' Board of Directors to be the fair value of the class A common stock).

     In the event that Dobson Communications distributes rights, options or warrants (other than rights, options or warrants distributed in a transaction giving rise to an adjustment of the Conversion Price) pro rata to holders of shares of class A common stock, so long as any such rights, options or warrants have not expired or been redeemed by Dobson Communications, the holder of any convertible preferred stock surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of class A common stock then issuable upon such conversion (the "Conversion Shares"), a number of rights, options or warrants to be determined as follows:

     - if such conversion occurs on or prior to the date for the distribution to the holders of rights, options or warrants of separate certificates evidencing such rights, options or warrants (the "Distribution Date"), the same number of rights, options or warrants to which a holder of a number of shares of class A common stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights, options or warrants; and

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     - if such conversion occurs after such Distribution Date, the same number of rights, options or warrants to which a holder of the number of shares of class A common stock into which such convertible preferred stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date had such convertible preferred stock been converted immediately prior to such Distribution Date in accordance with the terms and provisions applicable to the rights, options or warrants.

     The Conversion Price will not be subject to adjustment on account of any declaration, distribution or exercise of such rights, options or warrants.

     Subject to the provisions described under "-- Change of Control" and "-- Consolidation, Merger and Sale of Assets," following Dobson Communications' reclassification, consolidation or merger with or into another person or any merger of another person with or into Dobson Communications (with certain exceptions), or any sale or other disposition of all or substantially all of Dobson Communications' assets (computed on a consolidated basis), each share of convertible preferred stock then outstanding will, without the consent of any holder of convertible preferred stock, be convertible at any time at the option of the holder thereof only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale or other disposition by a holder of the number of shares of class A common stock into which such convertible preferred stock was convertible immediately prior thereto, after giving effect to any adjustment event.

     Any adjustment to the Conversion Price will result in a change in the conversion ratio.

CHANGE OF CONTROL

     If a Change of Control (as defined below) occurs, Dobson Communications will be required to make an offer to purchase all shares of convertible stock on the Change of Control Payment Date (as defined below) at a purchase price in cash equal to 101% of the liquidation preference of the shares of convertible stock, plus accrued and unpaid dividends, if any, on such shares of convertible stock to, but excluding, the Change of Control Payment Date (the "Change of Control Payment").

     Within 30 days following the Change of Control, Dobson Communications will mail an offer to purchase to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the shares of convertible preferred stock on the date specified in the notice, which date will be no earlier than 30 days and no later than 40 days from the date the notice is mailed (the "Change of Control Payment Date") pursuant to the procedures set forth above and described in the notice. Dobson Communications will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable to the repurchase of the shares of convertible preferred stock as a result of a Change of Control.

     On the Change of Control Payment Date, Dobson Communications will, to the extent lawful, (1) accept for payment all shares of convertible preferred stock properly tendered; (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all shares of convertible preferred stock so tendered; and (3) deliver or cause to be delivered to the transfer agent the shares of convertible preferred stock so accepted together with an officers' certificate stating the aggregate number of shares of convertible preferred stock being purchased by Dobson Communications.

     The paying agent will mail promptly to each holder of shares of convertible preferred stock so tendered the Change of Control Payment for the shares of convertible preferred stock, and the transfer agent will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new certificate for shares equal to any unpurchased shares of convertible preferred stock surrendered.

     Dobson Communications will not be required to make an offer to purchase following a Change of Control if a third party makes the offer to purchase in the manner, at the times and otherwise in compliance with the requirements set forth herein and purchases all shares of convertible preferred stock validly tendered and not withdrawn under such offer to purchase.

     In the event of a Change of Control, Dobson Communications will not make the

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

Change of Control Payment in respect of shares of convertible preferred stock prior to its repurchase of all of its tendered 10.875% Senior Notes due 2010 in connection with such Change of Control.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The certificate of designation will provide that Dobson Communications may, without the consent of any holder of the outstanding convertible preferred stock, consolidate with or merge into any other person or convey, transfer or lease all or substantially all of Dobson Communications' assets to any person or permit any person to consolidate with or merge into, or transfer or lease all or substantially all its properties to Dobson Communications; provided, however, that:

     - the successor, transferee or lessee is organized under the laws of the United States or any political subdivision thereof;

     - the shares of convertible preferred stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, the convertible preferred stock had immediately prior to such transaction; and

     - Dobson Communications delivers to the transfer agent an officers' certificate and an opinion of counsel stating that such transaction complies with the certificate of designation.

     Upon Dobson Communications' consolidation with, or merger into, any other person or any conveyance, transfer or lease of all or substantially all Dobson Communications' assets as described in the preceding paragraph, the successor resulting from such consolidation or into which Dobson Communications is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, Dobson Communications' under the shares of convertible preferred stock, and thereafter, except in the case of a conveyance, transfer or lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the convertible preferred stock.

TRANSACTIONS WITH AFFILIATES

     The certificate of designation of the convertible preferred stock will provide that Dobson Communications will not, and will not permit any of its Subsidiaries to, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of convertible preferred stock, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, unless:

     - the transaction is on terms that are no less favorable to Dobson Communications than those that would have been obtained in a comparable transaction with an unrelated third party; and

     - the transaction either (i) has been approved by a majority of the members of Dobson Communications' Board of Directors that are disinterested as to the transaction or (ii) is a transaction for which Dobson Communications or one of its Subsidiaries has delivered to the transfer agent a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to Dobson Communications or such Subsidiary from a financial point of view.

     The provisions of the foregoing paragraph shall not prohibit:

     - any issuance of securities, or other payments, pursuant to, employment arrangements and stock plans;

     - the grant of stock options or similar rights to any employees and directors under Dobson Communications' stock plans;

     - any employment or consulting agreement;

     - the payment of reasonable fees to Dobson Communications' directors who are not its employees; or

     - any transaction with one of Dobson Communications' subsidiaries.

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

     The provisions of the foregoing paragraph shall also not apply to any affiliated transaction previously disclosed prior to the date of this Offering Memorandum and Disclosure Statement in a filing by Dobson Communications with the SEC or in this Offering Memorandum and Disclosure Statement.

SEC REPORTS

     Whether or not Dobson Communications is required to file reports with the SEC, if any shares of convertible preferred stock are outstanding, Dobson Communications will file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act. See "Available Information and Incorporation by Reference." Dobson Communications will supply each holder of convertible preferred stock, upon request to its Senior Corporate Counsel at the address set forth under "Summary -- Corporate Information," at no charge, copies of such reports or other information; provided that Dobson Communications will not be required to supply any reports which have been filed on the SEC's EDGAR system or any successor system.

BOOK-ENTRY, DELIVERY AND FORM

     The Depository Trust Company, or DTC, will act as securities depositary for the convertible preferred stock. The convertible preferred stock will be issued only as fully-registered securities registered in the name of Cede & Co., the depositary's nominee. One or more fully-registered global security certificates, representing the total aggregate number of shares of the convertible preferred stock, will be issued and deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

     The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer beneficial interests in the convertible preferred stock so long as the shares of the convertible preferred stock are represented by global security certificates.

     The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

     The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thus eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc., collectively referred to as participants. Access to the depositary system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly, collectively referred to as indirect participants. The rules applicable to the depositary and its participants are on file with the SEC.

     No convertible preferred stock represented by global security certificates may be exchanged in whole or in part for the convertible preferred stock registered, and no transfer of global security certificates will be made in whole or in part for the convertible preferred stock registered, and no transfer of global security certificates in whole or in part may be registered, in the name of any person other than the depositary or any nominee of the depositary, unless the depositary has notified Dobson Communications that it is unwilling or unable to continue as depositary for the global security certificates, has ceased to be qualified to act or there is a continuing default by Dobson Communications in respect of Dobson Communications' obligations under the convertible preferred stock, the certificate of designation or any other principal agreements or instruments executed in connection with the issuance of the convertible preferred stock. All shares of the convertible preferred stock represented by one or more global security certificates or any portion of them will be registered in those names as the depositary may direct.

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

     As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or that nominee will be considered the sole owner and holder of the global security certificates and all of the convertible preferred stock represented by those certificates for all purposes under the convertible preferred stock. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates will not be entitled to have the global security certificates or shares of the convertible preferred stock represented by those certificates registered in their names, will not receive or be entitled to receive physical delivery of the convertible preferred stock certificates in exchange and will not be considered to be owners or holders of the global security certificates or any of the convertible preferred stock represented by those certificates for any purpose under the convertible preferred stock. All payments on the convertible preferred stock represented by the global security certificates and all related transfers and deliveries of class A common stock and convertible preferred stock will be made to the depositary or its nominee as their holder.

     Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee with respect to participants' interests or by the participant with respect to interests of persons held by the participants on their behalf.

     Procedures for conversion or redemption of the convertible preferred stock will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit the settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.

     Neither Dobson Communications, nor any of its agents, will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to those beneficial ownership interests.

     The information in this section concerning the depositary and its book-entry system has been obtained from sources that Dobson Communications believes to be reliable, but Dobson Communications does not take responsibility for its accuracy.

REPLACEMENT OF CONVERTIBLE PREFERRED STOCK CERTIFICATES

     If physical certificates are issued, Dobson Communications will replace any mutilated certificate at your expense upon surrender of that certificate to the transfer agent. Dobson Communications will replace certificates that become destroyed, lost or stolen at your expense upon delivery to Dobson Communications and the transfer agent of satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the transfer agent and Dobson Communications.

     Dobson Communications, however, is not required to issue any certificates representing shares of the convertible preferred stock on or after any conversion date thereof. In place of the delivery of a replacement certificate following such conversion date, the transfer agent, upon delivery of the evidence and indemnity described above, will deliver the shares of the class A common stock issuable pursuant to the terms of the convertible preferred stock evidenced by the certificate.

DEFINITIONS

     Set forth below are certain defined terms used in the certificate of designation. Reference is made to the certificate of designation for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Affiliates" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Issue Date, including, without limitation, all Common Stock and Preferred Shares.

     "Change of Control" means:

     - any "person" or "group" (within the meaning of Section 13(d) or 14(d)(2) under the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of Dobson Communications' Voting Stock on a fully diluted basis and such ownership represents a greater percentage of the total voting power of Dobson Communications' Voting Stock, on a fully diluted basis, than is held by the Permitted Stockholders on such date; or

     - individuals who on the Issue Date constitute Dobson Communications' Board of Directors (together with any new directors whose election by Dobson Communications' Board of Directors or whose nomination for election by Dobson Communications' stockholders was approved by a vote of at least a majority of the members of Dobson Communications' Board of Directors then in office who either were members of Dobson Communications' Board of Directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of Dobson Communications' Board of Directors then in office;

     - the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of Dobson Communications' assets to any Person other than one of Dobson Communications' wholly owned Subsidiaries or the Permitted Stockholders; or

     - the adoption of a plan of liquidation or dissolution of Dobson Communications.

     The phrase "all or substantially all" of Dobson Communications' assets is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of "all or substantially all" of Dobson Communications' assets.

     "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Shares of such Person, whether now outstanding or issued after the Issue Date, including without limitation, all series and classes of such Common Stock.

     "Permitted Stockholders" means Everett R. Dobson and any of his Affiliates.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Shares" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether now outstanding or issued after the Issue Date.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

     "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                                        14